WARRANT

For the Purchase of 166,667
Shares of Common Stock
of
M-GAB DEVELOPMENT CORPORATION,
a Florida corporation

THIS IS TO CERTIFY that, for value received, Anza Capital, Inc., a Nevada corporation, (the “Holder”) is entitled to, within the time frame set forth in Section 1 below (“Expiration Date”), but not thereafter, to subscribe for, purchase and receive up to One Hundred Sixty Six Thousand Six Hundred Sixty Seven (166,667) fully paid and nonassessable shares of the common stock (the “Common Stock” or the “Warrant Securities”), of M-GAB Development Corporation, a Florida corporation (the “Company”), at the exercise price set forth below (“Exercise Price”), but subject to adjustment as provided in Section 2 below, upon payment by cashier’s check or wire transfer of the Exercise Price for such shares of the Common Stock to the Company at the Company’s offices. The Exercise Price shall be $0.15 per share.

1.   Exercise of Warrant. The warrants may be exercised at any time or from time to time before March 8, 2007 and before 5:00 p.m., California Time, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by cashier’s check or wire transfer of the Exercise Price for the number of shares specified in such election.

2.   Adjustment in Number of Shares.

(A)   Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

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(B)   Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

3.   Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof, and such certificates shall be issued in such names as may be directed by the Holder; provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder or any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder (a “Transfer Tax”), and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such Transfer Tax or shall have established to the satisfaction of the Company that any such Transfer Tax has been paid.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of this Warrant, with the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

4.   No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant.

5.   No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

6.   Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

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Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

7.   Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

8.   Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

9.   Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a)   the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)   the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c)   a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

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10.   Transferability. This Warrant may be assigned or transferred by the Holder only with the written consent of the Company and provided such transfer is in compliance with applicable federal and state securities laws.

11.   Choice of Law and Venue.   This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of California, county of Orange.

12.   Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and its seal affixed and attested by its Secretary.

Dated: March 8, 2004	M-GAB Development Corporation,
a Florida corporation

/s/ Carl Berg

By: Carl M. Berg
Its: President

ATTESTED:

/s/ Carl Berg

By: Carl M. Berg
Its: Secretary

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[FORM OF ELECTION TO PURCHASE]

The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase securities of M-GAB Development Corporation and herewith makes payment of $_______________ therefor, and requests that the certificates for such securities be and requests that the certificates for such securities be issued in the name of, and delivered to                        ________________________, whose address is _____________________________________________________________________________.

Dated:	, 20

By:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Holder)

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